UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2015

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2015, Corinne Pankovcin announced that she will be stepping down as Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation (formerly BlackRock Kelso Capital Corporation) (the “Registrant”), effective immediately, and the Board of Directors of the Registrant appointed Donna Milia as interim Chief Financial Officer and Treasurer of the Registrant, effective immediately.

The Board of Directors of the Registrant thanks Ms. Pankovcin for her service over the past four years and recognizes her hard work and dedication during that period.

Ms. Milia, 41, has worked with the Registrant since its inception in 2005.  In connection with the acquisition of certain assets of BlackRock Kelso Capital Advisors LLC, the Registrant’s former investment advisor (the “Former Advisor”), by BlackRock Advisors, LLC, the Registrant’s current investment advisor (the “Advisor”), in March 2015 (the “Transaction”), Ms. Milia became a Managing Director at the Advisor.  Prior to the Transaction, Ms. Milia served as a Managing Director of Finance at the Former Advisor, where she was primarily responsible for the Former Advisor’s Finance, Tax and Accounting Group, as well as providing substantial finance, tax and accounting support for the Registrant since 2005.  From 1999 to 2005, Ms. Milia served as Assistant Controller for The Millburn Corporation, an affiliate of quantitative investment manager Millburn Ridgefield Corporation.  Prior to that, she was a Senior Accountant with Grant Thornton from 1996 to 1999.

Ms. Milia has worked directly with Ms. Pankovcin since January 2011, when Ms. Pankovcin first became associated with the Registrant and the Former Advisor.

Ms. Milia earned a B.S. in Accounting from Lehigh University and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: August 13, 2015	By:	/s/ Steven Sterling
		Name:	Steven Sterling
		Title:	Chairman and Chief Executive Officer